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                                 Exhibit 5.1

              Legal Opinion of Henderson, Daily, Withrow & DeVoe

                [Henderson, Daily, Withrow & DeVoe Letterhead]


                               February 20, 1998




Sofamor Danek Group, Inc.
1800 Pyramid Place
Memphis, Tennessee 38132

Ladies and Gentlemen:

        In connection with the sale by Sofamor Danek Group, Inc. (the "Company") and certain selling shareholders of up to 3,220,000 shares of common stock, no par value ("Common Stock") of the Company, including 420,000 shares to be sold by the Company in the event of exercise of an over-allotment option by the underwriters, we have examined the Company's Amended and Restated Articles of Incorporation, its Amended and Restated Code of Bylaws, applicable resolutions adopted by the Board of Directors of the Company and such other documents and records as we have deemed necessary for the giving of this opinion. We have also examined the Registration Statement on Form S-3, No. 333-44919 (the "Registration Statement"), filed with the Securities and Exchange Commission pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), for the purpose of registering the shares of Common Stock for sale. Based on our examination, we are of the opinion that:

        1. The Company has been duly formed and is validly existing as a corporation under the laws if the State of Indiana with full power and authority to conduct the business in which it is engaged as described in the Registration Statement.

        2. All necessary action has been taken by the Company's Board of Directors to authorize the registration of the Common Stock and no action by the Company's shareholders is required.

        3. The Common Stock will be validly issued, fully paid and non-assessable when (i) the Registration Statement has become effective and (ii) the shares of Common Stock have been sold and paid for as provided in the Registration Statement.


        We hereby consent to the use of our name under the caption "Legal Matters" in the prospectus constituting a part of the Registration Statement and further consent to the filing of this opinion as an exhibit to the Registration Statement.


                                         Very truly yours,


                                         /s/ Henderson, Daily, Withrow & DeVoe